                      2,000,000 Preferred Securities
                          INTRUST Capital Trust

              ----% Cumulative Trust Preferred Securities
            (Liquidation Amount $25 per Preferred Security)

                    AGREEMENT AMONG UNDERWRITERS


                                                           --------, 1997



Stifel, Nicolaus & Company, Incorporated
  As Representative of the Several Underwriters
500 North Broadway, Suite 1500
St. Louis, Missouri 63102


      A. UNDERWRITING AGREEMENT. We understand that INTRUST Financial Corporation, a Kansas corporation (the "Company") and its financing subsidiary, INTRUST Capital Trust, a Delaware business trust (the "Trust," and hereinafter together with the Company, the "Offerors"), propose to enter into an underwriting agreement in substantially the form attached (the "Underwriting Agreement") with you and other prospective underwriters (including us) (collectively, the "Underwriters") providing for the several purchase by the Underwriters from the Trust of 2,000,000 of the Trust's ----% Cumulative Trust Preferred Securities with a liquidation amount of $25.00 per Preferred Security upon the terms stated in the Underwriting Agreement (such Preferred Securities are herein referred to as the "Firm Preferred Securities), in which we will agree in accordance with the terms thereof to purchase the number of Firm Preferred Securities set forth opposite our name in Schedule I thereto. In addition, the Trust proposes to grant to the Underwriters, upon the terms stated in the Underwriting Agreement, the right to purchase up to an additional 300,000 Preferred Securities (the "Option Preferred Securities), identical to the Firm Preferred Securities, for the sole purpose of covering over-allotments in the sale of the Firm Preferred Securities. The Firm Preferred Securities and the Option Preferred Securities are collectively referred to herein as the "Designated Preferred Securities."

      B.  REGISTRATION STATEMENT AND PROSPECTUS.  The Designated
Preferred Securities are more particularly described in a registration
statement on Form S-3 (Registration Nos.          and         -01) filed with
                                         --------     --------
the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Amendments to such registration statement have been or are being filed, or a form of prospectus is being filed pursuant to Rule 424(b) and Rule

430A under the Act, in which, with our consent hereby confirmed, we have been named as one of the Underwriters of the Designated Preferred Securities. A copy of the registration statement as filed and a copy of each amendment as filed (excluding exhibits) have heretofore been delivered to us. We confirm that we have examined the registration statement, including amendments thereto, relating to the Designated Preferred Securities, as filed with the Commission, that we are willing to accept the responsibilities of an Underwriter under the Act in respect of the registration statement, and we are willing to proceed with a public offering of the Designated Preferred Securities in the manner contemplated. The registration statement and the related prospectus may be further amended, but no such amendment or change shall release or affect our obligations hereunder or under the Underwriting Agreement. As used herein, the terms "Registration Statement" and "Prospectus" shall have the same meanings as specified in the Underwriting Agreement.

      C. AUTHORITY OF REPRESENTATIVE. We hereby authorize you, acting on our behalf, as our representative (a) to complete, execute, and deliver the Underwriting Agreement, to determine the public offering price of the Designated Preferred Securities and the underwriting discount with respect thereto and to make such variations, if any, as in your judgment are appropriate and are not material, provided that the respective amount of Designated Preferred Securities set forth opposite our name in Schedule I thereto shall not be increased without our consent, except as provided herein, (b) to waive performance or satisfaction by the Offerors of obligations or conditions included in the Underwriting Agreement if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters, and (c) to take such actions as in your discretion may be necessary or advisable to carry out the Underwriting Agreement, this Agreement, and the transactions for the accounts of the several Underwriters contemplated thereby and hereby. We also authorize you to determine all matters relating to the public advertisement of the Designated Preferred Securities.

      D. PUBLIC OFFERING. We authorize you, with respect to any Designated Preferred Securities which we so agree to purchase, to reserve for sale, and on our behalf to sell, to dealers selected by you (including you or any of the other Underwriters, such dealers so selected being hereinafter called "Selected Dealers") and to others all or part of our Designated Preferred Securities as you may determine. Reservations for sales to persons other than Selected Dealers shall be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters, unless you agree to a smaller proportion at the request of an Underwriter. Reservations for sales to Selected Dealers need not be in such proportion. All sales of reserved Designated Preferred Securities shall be as nearly as practicable in proportion to the respective reservations as calculated from day to day.

      In your discretion, from time to time, you may add to the reserved Designated Preferred Securities any Designated Preferred Securities retained by us remaining unsold, and you may upon our request release to us any of our Designated Preferred

Securities reserved but not sold. Any Designated Preferred Securities so released shall not thereafter be deemed to have been reserved. Upon termination of this Agreement, or prior thereto at your discretion, you shall deliver to our account any of our Designated Preferred Securities reserved but not sold and delivered, except that if the aggregate of all reserved but unsold and undelivered Designated Preferred Securities is less than Designated Preferred Securities, you are authorized to sell such Designated Preferred Securities for the accounts of the several Underwriters at such price or prices as you may determine.

      Sales of reserved Designated Preferred Securities shall be made to Selected Dealers at the public offering price less the Selected Dealers' Concession pursuant to the Selected Dealer Agreement in substantially the form attached hereto, and to others at the public offering price. Underwriters and Selected Dealers may reallow a concession to other dealers as set forth in the Selected Dealer Agreement.

      After advice from you that the Designated Preferred Securities are released for sale to the public, we will offer to the public in conformity with the terms of the offering set forth in the Prospectus such of our Designated Preferred Securities as you advise us are not reserved. We authorize you after the Designated Preferred Securities are released for sale to the public, in your discretion, to change the public offering price of the Designated Preferred Securities and the concession, and to buy Designated Preferred Securities for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' Concession as you may determine.

      Sales of Designated Preferred Securities between Underwriters may be made with your prior consent, or as you deem advisable for blue sky purposes.

      We agree that we will not sell to any accounts over which we exercise discretionary authority any Designated Preferred Securities which we have agreed to purchase under the Underwriting Agreement.

      E. ADDITIONAL PROVISIONS REGARDING SALES. You may, in your discretion, charge our account with an amount equal to the Selected Dealers' Concession in respect of each Designated Preferred Security purchased under the Underwriting Agreement by you and not sold by you for our account (and each Designated Preferred Security which you believe has been substituted therefor) which may be delivered against a purchase contract made by you for our account prior to the later of (a) the termination of all of the provisions referred to in Section 10 hereof or (b) the covering by you of any short position created by you for our account, or in lieu of such charge, require us to repurchase on demand at the total cost thereof (including commissions), plus transfer taxes, any such Designated Preferred Security so delivered.

      F. PAYMENT AND DELIVERY. At or before 9:00 a.m., New York City time, on the Closing Date (as defined in the Underwriting Agreement) and on each Option Closing Date (as defined in the Underwriting Agreement), we will deliver to you at your office at 500 North Broadway, Suite 1500, St. Louis, Missouri 63102,
Attention: Syndicate Department, a certified or bank cashiers' check payable to your order, in clearing house funds, in the amount equal to the initial offering price set forth in the Prospectus less the Selected Dealers' Concession in respect of the number of Firm Preferred Securities or Option Preferred Securities, as the case may be, to be purchased by us pursuant to the Underwriting Agreement. We authorize you for our account to make payment of the purchase price for the Designated Preferred Securities to be purchased by us against delivery to you of such Designated Preferred Securities, and the difference between such price and the amount of our check delivered to you therefor shall be credited to our account. Unless we notify you at least three full business days prior to such Closing Date to make other arrangements, you may, in your discretion, advise the Offerors to prepare our certificates in our name. If you have not received our funds as requested, you may in your discretion make such payment on our behalf, in which event we will reimburse you promptly. Any such payment by you shall not relieve us from any of our obligations hereunder or under the Underwriting Agreement.

      We authorize you for our account to accept delivery of our Designated Preferred Securities from the Trust and to hold such of our Designated Preferred Securities as you have reserved for sale to Selected Dealers and others and to deliver such Designated Preferred Securities against such sales. You will deliver to us our unreserved Designated Preferred Securities as promptly as practicable.

      Notwithstanding the foregoing provisions of this Section 6, if you so notify us, payment for and delivery of our Designated Preferred Securities may be made through the facilities of The Depository Trust Company, if we are a member, unless we have otherwise notified you prior to a date to be specified by you, or, if we are not a member, settlement may be made through a correspondent who is a member pursuant to instructions we may send to you prior to such specified date.

      As promptly as practicable after you receive payment for reserved Designated Preferred Securities sold for our account, you will remit to us the purchase price paid by us for such Designated Preferred Securities and credit or debit our account with the difference between the sale price and such purchase price.

      G. AUTHORITY TO BORROW. In connection with the transactions contemplated in the Underwriting Agreement or this Agreement, we authorize you, in your discretion, to advance your own funds for our account, charging current interest rates, to arrange loans for our account and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of our Designated Preferred Securities or any Preferred Securities of the Trust purchased for our account. Any lender may rely upon your instructions in all matters relating to any such loan.

      Any of our Designated Preferred Securities and any Preferred Securities of the Trust purchased for our account held by you may from time to time be delivered to us for carrying purposes, and any such securities will be delivered to you upon demand.

      H. STABILIZATION AND OTHER MATTERS. We authorize you in your discretion to make purchases and sales of the Preferred Securities of the Trust for our account in the open market or otherwise, for long or short account, on such terms as you deem advisable and in arranging sales to overallot. If you have purchased Preferred Securities for stabilizing purposes prior to the execution of this Agreement, such purchases shall be treated as having been made pursuant to the foregoing authorization. We also authorize you, either before or after the termination of the offering provisions of this Agreement, to cover any short position incurred pursuant to this Section on such terms as you deem advisable. All such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations. Our net commitment under this Section (excluding any commitment incurred under the Underwriting Agreement upon exercise of the right to purchase Option Preferred Securities) shall not, at the end of any business day, exceed 15 percent of our maximum underwriting obligation. We will on your demand take up and pay for at cost any Preferred Securities so purchased or sold or over-allotted for our account, and, if any other Underwriter defaults in its corresponding obligation, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. We will be obligated in respect of purchases and sales made for our account hereunder whether or not any proposed purchase of the Designated Preferred Securities from the Trust is consummated. The existence of this provision is no assurance that the price of the Designated Preferred Securities will be stabilized or that, if stabilizing is commenced, it may not be discontinued at any time.

      We agree to advise you, from time to time upon your request, during the term of this Agreement, of the number of Designated Preferred Securities retained by us remaining unsold, and will, upon your request, sell to you for the accounts of one or more of the several Underwriters such number of such Designated Preferred Securities as you may designate at such prices, not less than the net price to Selected Dealers nor more than the public offering price, as you may determine.

      If you effect any stabilizing purchase pursuant to this Section 8, you will notify us promptly of the date and time when the first stabilizing purchase was effected and the date and time when stabilizing was terminated. You will retain such information as is required to be retained by you as "Manager" pursuant to Rule 17a-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). We agree that we will not effect any stabilizing purchases, syndicate covering transactions or penalty bids without your express authorization, and, if any purchases are effected, we agree to furnish to you not later than three business days following the date upon which any of the foregoing was commenced such information as is required under Rule 17a-2(d).

      With respect to the Underwriting Agreement, you are also authorized in your discretion (a) to exercise the option therein as to all or any part of the Option Preferred Securities, and to terminate such option in whole or in part prior to its expiration, (b) to postpone the Closing Date and the Option Closing Date referred to in the Underwriting Agreement, and any other time or date specified therein, (c) to exercise any right of cancellation or termination, (d) to arrange for the purchase by other persons (including yourselves or any other Underwriter) of any Designated Preferred Securities not taken up by any defaulting Underwriter and (e) to consent to such other changes in the Underwriting Agreement as in your judgment do not materially adversely affect the substance of our rights and obligations thereunder.

      We further agree that (a) prior to the termination of this Agreement we will not, directly or indirectly, bid for or purchase any Designated Preferred Securities for our own account, except as provided in this Agreement and in the Underwriting Agreement, and (b) prior to the completion (as defined in the Commission's Regulation M) of our participation in this distribution, we will otherwise comply with the Commission's Regulation M.

      I. ALLOCATION OF EXPENSES AND SETTLEMENT. We authorize you to charge our account with (a) all transfer taxes on Designated Preferred Securities purchased by us pursuant to the Underwriting Agreement and sold by you for our account, (b) Selected Dealers' Concessions in connection with the purchase, marketing and sale of the Designated Preferred Securities for our account, and (c) our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you under this Agreement and in connection with the purchase, carrying, sale and distribution of the Designated Preferred Securities. Your determination of the amount and allocation of such expenses shall be conclusive. In the event of the default of any Underwriter in carrying out its obligations hereunder, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid by it, as well as any additional losses or expenses arising from such default, may be proportionately charged by you against the other Underwriters not so defaulting (including such other persons who purchase Designated Preferred Securities upon a default by an Underwriter pursuant to Section 11 hereof), without, however, relieving such defaulting Underwriter from its liability therefor.

      As soon as practicable after termination of this Agreement, the accounts hereunder will be settled, but you may reserve from distribution such amount as you deem necessary to cover possible additional expenses. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding the termination of this Agreement or any settlement, we will pay (a) our proportionate share (based on our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity, and of any expenses incurred by you or any other Underwriter with your approval in contesting any such claim or liability, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

      J. TERMINATION. The offering provisions of this Agreement shall terminate 30 days from the date hereof unless extended by you. You may extend said provisions for a period or periods not exceeding an additional 30 days in the aggregate, provided that the Selected Dealer Agreements, if any, are similarly extended. Whether extended or not, said provisions may be terminated in whole or in part by notice from you.

      K. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters in respect of their obligations hereunder or under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In case of such default by one or more Underwriters, you are authorized to increase, pro rata with other non-defaulting Underwriters, the number of Designated Preferred Securities which we shall be obligated to purchase pursuant to the Underwriting Agreement, provided that the aggregate amount of all such increases for our account shall not exceed our pro rata share of Designated Preferred Securities; and you are further authorized to arrange, but shall not be obligated to arrange, for the purchase by other persons, who may include yourselves or other Underwriters, of all or a portion of any aggregate amount not taken up. In the event any such arrangements are made, the respective numbers of Designated Preferred Securities to be purchased by the non-defaulting Underwriters and by any such other persons shall be taken as the basis for the underwriting obligations under this Agreement.

      L. POSITION OF REPRESENTATIVE. Except as otherwise specifically provided in this Agreement, you shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to the Underwriting Agreement and this Agreement and in connection with the purchase, carrying, sale, and distribution of the Designated Preferred Securities (including authority to terminate the Underwriting Agreement as provided therein). You shall be under no liability to us for or in respect of the value of the Designated Preferred Securities or the validity or the form thereof, the Registration Statement, any preliminary prospectus, the Prospectus, the Underwriting Agreement, or other instruments executed by the Offerors, or others; or for or in respect of the issuance, transfer, or delivery of the Designated Preferred Securities; or for the performance by the Offerors, or others of any agreement on its or their part; nor shall you be liable under any of the provisions hereof or for any matters connected herewith, except for your own want of good faith, for obligations expressly assumed by you in this Agreement and for any liabilities imposed upon you by the Act. No obligations on your part shall be implied or inferred herefrom. Authority with respect to matters to be determined by you, or by you and the Offerors, pursuant to the Underwriting Agreement, shall survive the termination of this Agreement.

      In taking all actions hereunder, except in the performance of your own obligations hereunder and under the Underwriting Agreement, you shall act only as the representative of each of the Underwriters. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective purchase obligations and are not joint or joint and several. Nothing contained herein shall constitute the Underwriters partners or render any of them liable to make payments otherwise than as herein provided. If for federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. Each Underwriter authorizes Stifel, Nicolaus & Company, Incorporated, in its discretion, on behalf of such Underwriter, to execute such evidence of such election as may be required by the Internal Revenue Service.

      M. COMPENSATION TO REPRESENTATIVE. As compensation for your services in connection with the purchase of the Designated Preferred Securities and the management of the public offering of the Designated Preferred Securities, we agree to pay you and authorize you to charge our account with an amount equal to $---- per share of the Designated Preferred Securities which we have agreed to purchase pursuant to the Underwriting Agreement.

      N. INDEMNIFICATION AND FUTURE CLAIMS. Each Underwriter, including you, agrees to indemnify, hold harmless and reimburse each other Underwriter and each person, if any, who controls any other Underwriter within the meaning of Section 15 of the Act, and any successor of any other Underwriter, to the extent that, and upon the terms upon which, each Underwriter will be obligated pursuant to the Underwriting Agreement to indemnify, hold harmless and reimburse the Offerors, its directors, officers, and controlling persons, therein specified.

      In the event that at any time any person other than an Underwriter asserts a claim against one or more of the Underwriters or against you as representative of the Underwriters arising out of an alleged untrue statement or omission in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or relating to any transaction contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel for the Underwriters and to take such action in the defense of such claim as you may deem necessary or advisable. You may settle such claim with the approval of a majority in interest of the Underwriters. We will pay our proportionate share (based upon our underwriting obligation) of all expenses incurred by you (including the fees and expenses of counsel for the Underwriters) in investigating and defending against such claim and our proportionate share of the aggregate liability incurred by all underwriters in respect of such claim (after deducting any contribution or indemnification obtained pursuant to the Underwriting Agreement, or otherwise, from persons other than Underwriters), whether such liability is the result of a judgment against one or more of the Underwriters or the result of any such settlement. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability, or expense is incurred by us as a result of any such claim against us, and if such loss, claim, damage, liability, or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. Any Underwriter may retain separate counsel at its own expense. A claim against or liability incurred by a person who controls an Underwriter shall be deemed to have been made against or incurred by such Underwriter. In the event of default by any Underwriter in respect of its obligations under this Section, the non-defaulting Underwriters shall be obligated to pay the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, without relieving such defaulting Underwriter of its liability hereunder. Our agreements contained in this Section will remain in full force and effect regardless of any investigation made by or on behalf of such other
Underwriter or controlling person and will survive the delivery of and payment for the Designated Preferred Securities and the termination of this Agreement and the similar agreements entered into with the other
Underwriters.

      O. BLUE SKY AND OTHER MATTERS. You will not have any responsibility with respect to the right of any Underwriter or other person to sell the Designated Preferred Securities in any jurisdiction notwithstanding any information you may furnish in that connection. We authorize you to file a New York Further State Notice, if required, and to make and carry out on our behalf any agreements which you may deem necessary in order to procure registration or qualification of any of the Designated Preferred Securities in any jurisdiction, and we will at your request make such payments, and furnish to you such information, as you may deem required by reason of any such agreements.

      We authorize you to file on behalf of the several Underwriters with the National Association of Securities Dealers, Inc. (the "NASD") such documents and information, if any, which are available or have been furnished to you for filing pursuant to the applicable rules, statements, and interpretations of the NASD.

      P. TITLE TO DESIGNATED PREFERRED SECURITIES. The Designated Preferred Securities purchased by the respective Underwriters shall remain the property of such Underwriters until sold and no title to any such Designated Preferred Securities shall in any event pass to you by virtue of any of the provisions of this Agreement.

      Q. CAPITAL REQUIREMENTS. We confirm that obligations incurred by us under this Agreement and under the Underwriting Agreement will not place us in violation of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital requirements of any securities exchange or association to which we are subject.

      R. LIABILITY FOR FUTURE CLAIMS. Neither any statement by you of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Designated Preferred Securities will constitute any representation by you as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us, we will be and remain liable for, and will pay on demand, (a) our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability which may be incurred by the Underwriters or any of them based on the claim that the Underwriters constitute an association, unincorporated business, partnership, or any separate entity, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

      S. ACKNOWLEDGMENT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement (including any amendments or supplements thereto) and Prospectus relating to the Designated Preferred Securities filed with the Commission, that we are willing to accept the responsibilities of an underwriter thereunder and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Offerors on our behalf (a) as to the statements to be included in any preliminary prospectus and in the Prospectus (including any supplement thereto) relating to the Designated Preferred Securities under the heading "Underwriting," insofar as they relate to us, and (b) that there is no information about us required to be stated in said Registration Statement or said preliminary prospectus or the Prospectus (including any supplement thereto) other than as set forth in the Underwriters' Questionnaire previously delivered by us to you and the Offerors. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments will not release us or affect our obligations hereunder or under the Underwriting Agreement.

      T. NOTICES AND GOVERNING LAW. Any notice from you to us shall be mailed, telephoned, or telegraphed to us at our address as set forth in the Underwriters' Questionnaire. Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at 500 North Broadway, Suite 1500, St. Louis, Missouri 63102, Attention: Syndicate Department. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

      U. OTHER PROVISIONS. We represent that we are actually engaged in the investment banking or securities business and that we are a member in good standing of the NASD or, if we are not such a member, that we are a foreign dealer not eligible for membership in the NASD and that we will not offer or sell any Designated Preferred Securities in, or to persons who are nationals or residents of, the United States of America. In making sales of Designated Preferred Securities, if we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with respect to Free-Riding and Withholding and Rule 2740 of the NASD's Conduct Rules, or if we are a foreign dealer, we agree to comply with such Interpretation and Rules 2730, 2740 and 2750 as though we were such a member, and with Rule 2420 as that Rule applies to a non-member broker or dealer in a foreign country. We confirm that you have heretofore delivered to us such number of copies of the Prospectus as have been reasonably requested by us, and we further confirm that we have complied and will comply with Rule 15c2-8 under the 1934 Act concerning delivery of each preliminary prospectus and the Prospectus, and that we will furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Act. We are aware of our statutory responsibilities under the Act, and you are authorized on our behalf to so advise the Commission.

          COUNTERPARTS. This Agreement may be signed in any number of counterparts which, taken together, shall constitute one and the same instrument, and you may confirm the execution of such counterparts by facsimile signature.




                              As Attorney-in-Fact for each of the several
                              Underwriters named in Schedule I to the
                              Underwriting Agreement

Confirmed as of the date first above written.

                              STIFEL, NICOLAUS & COMPANY, INCORPORATED
                              As Representative of the Several Underwriters



                              By:
                                    Name:
                                    Title: